Registration No. ___


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

  ----------------------------------------------------------------------------


                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                        INTERNATIONAL DISPLAYWORKS, INC.
             (Exact Name of registrant as specified in its charter)



          Delaware                                               94-3333649
(State or other jurisdiction of                               (I.R.S. Employer
 incorporation or organization)                              Identification No.)




                   599 Menlo Drive, Rocklin, California 95765
               (Address of Principal Executive Offices) (Zip Code)


                       2000 Employee Equity Incentive Plan
                             Stock Option Agreements
                            (Full title of the plans)


                               Stephen C. Kircher
                           599 Menlo Drive, Suite 200
                            Rocklin, California 95765
                     (Name and address of agent for service)

                                 (916) 415-0864
          (Telephone number, including area code, of agent for service)

                                           CALCULATION OF REGISTRATION FEE

========================================================================================================================
Title of each class of                               Proposed maximum        Proposed maximum
securities to be               Amount to be         offering price per      aggregate offering          Amount of
registered                      registered              share                     price             registration fee
------------------------------------------------------------------------------------------------------------------------

Common Stock                     882,800                $ 0.345(1)               $ 304,566               $ 28.03
underlying 2000
Employee Equity
Incentive Plan reserved
for future issuance
------------------------------------------------------------------------------------------------------------------------
Common Stock underlying          235,000              $ 0.25-0.75(2)            $ 113,750                $ 10.47
Stock Option Agreements
------------------------------------------------------------------------------------------------------------------------
Total                                                                                                    $ 38.50
========================================================================================================================

(1) Calculated in accordance with Rule 457(c) of the Securities Act of 1933, as amended ("Securities Act"). Estimated for the sole purpose of calculating the registration fee and based upon the average of the bid and ask price per share of the common stock of the Company on April 29, 2002, as reported on the OTC Bulletin Board.

(2)  Calculated in accordance with Rule 457(h) of the Securities Act.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

     The Securities and Exchange Commission rules and regulations allow us to "incorporate by reference" the information that we file with the Securities and Exchange Commission. This means that we can disclose additional important information to you by referring to those documents. The information incorporated by reference is an important part of this Prospectus, and information that we file in the future with the Securities and Exchange Commission will automatically update and supersede this information. We have filed the following documents with the Securities and Exchange Commission and the information contained in those documents is incorporated by reference into this registration statement:

     (1) Registrant's Annual Report on Form 10-K and 10-K/A for the fiscal year ended October 31, 2001;

     (2) Registrant's Quarterly Report on Form 10-Q for the quarter ended January 31, 2002;

     (3) Registrant's Proxy Statement for the Annual Meeting held on October 11, 2001; and

     (4) The Description of Securities in Item 1 of the Registration Statement on Form 8A for registration of the Registrant's common stock pursuant to Section 12(g) of the Exchange Act.

     Please note that all other documents and reports filed under Sections 13(a), 13(c), 14 or 15(d) of the Securities and Exchange Act of 1934, as amended, following the date of this Prospectus and prior to the termination of this offering will be deemed to be incorporated by reference into this Prospectus and will be made a part of it from the date of filing with the Securities and Exchange Commission.

     Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of the registration statement to the extent that a statement contained herein modifies or replaces such statement. Any such statement shall not be deemed to constitute a part of this registration statement except as so modified or replaced.

Item 4.  Description of Securities.

     The Registrant's common stock to be offered under this registration statement is registered under Section 12 of the Exchange Act.

Item 5.  Interests of Named Experts and Counsel.

     None.

Item 6.  Indemnification of Directors and Officers.

     The Company is incorporated in Delaware. Under Section 145 of the General Corporation Law of the State of Delaware, a Delaware corporation has the power to indemnify its directors, officers, employees and agents from expenses (including attorney's fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred in connection with a threatened, pending, or completed action, suit or proceeding, whether civil, criminal, administrative, or investigative, in which such person is involved by reason of the fact such person were or are directors, officers, employees or agents of the Company, provided that such person acted in good faith and in a manner that such person reasonably believed to be in the best interests of the corporation and, in the case of a criminal proceeding, such person had no reasonable cause to believe his or her conduct was unlawful. Such person may not be indemnified if the person has been adjudged liable to the corporation in the performance of such person's duties to the corporation, unless the Court of Chancery or the court in which such action or suit was brought determines that, in view of the circumstances of the case, such person is fairly and reasonably entitled to indemnity. To the extent that such person has been successful on the merits or otherwise in defense of any proceeding, the General Corporate Law of the State of Delaware provides that such person shall be indemnified against expenses (including attorney's fee) reasonably and actually incurred. The Certificate of Incorporation and the By-laws of the Company provide for indemnification of directors and officers to the fullest extent permitted by the General Corporation Law of the State of Delaware.

     The General Corporation Law of the State of Delaware provides that a certificate of incorporation may contain a provision eliminating the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for unlawful payment of dividends or stock redemption, or (iv) for any transaction from which the director derived an improper personal benefit. The Company's Certificate of Incorporation contains such a provision.

Item 7.  Exemption from Registration Claimed.

     Not applicable.

Item 8.  Exhibits.

Exhibit Number      Description of Exhibit

    4.1             2000 Employee Equity Incentive Plan(1)

    4.2             Stock Option Agreements [Form of]

    5.1             Opinion of Bartel Eng & Schroder dated April 26, 2002.

    23.1            Consent of Bartel Eng & Schroder is contained in Exhibit 5.1

    23.2            Consent of Perry-Smith LLP, Independent Auditors

(1) Incorporated by reference from the Company's Proxy Statement for the annual meeting held on September 28, 2000 (File No.000-27002).

Item 9.  Undertakings.

(a)      The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

              (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

              (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

              (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

     Provided, however, that paragraphs (a)(1) (i) and (a)(1) (ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act of 1934 that are incorporated by reference in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                     * * * *
(h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rocklin, State of California.

                               INTERNATIONAL DISPLAYWORKS, INC.,
                               a Delaware corporation


Dated:   April 26, 2002        By:     /S/ STEPHEN C. KIRCHER
                                       ----------------------------
                                       Stephen C. Kircher, Chairman of the Board
                                       and Chief Executive Officer
                                       (Principal Executive Officer)


Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

                               INTERNATIONAL DISPLAYWORKS, INC.,
                               a Delaware corporation



Dated:   April 26, 2002        By:     /S/ STEPHEN C. KIRCHER
                                       ----------------------------
                                       Stephen C. Kircher, Chairman of the Board
                                       and Chief Executive Officer
                                       (Principal Executive Officer)



Dated:   April 30, 2002        By:     /S/ IAN BEBBINGTON
                                       ----------------------------
                                       Ian Bebbington, Chief Financial Officer
                                       (Chief Financial and Accounting Officer)



Dated:   April 25, 2002        By:     /S/ RONALD COHAN
                                       ----------------------------
                                       Ronald Cohan, Director



Dated:   April 26, 2002        By:     /S/ TIM NYMAN
                                       ----------------------------
                                       Tim Nyman, Director

Dated:   April 26, 2002        By:     /S/ WILLIAM H. HEDDEN
                                       ----------------------------
                                       William H. Hedden, Director




Dated:   April 26, 2002        By:     /S/ ANTHONY G. GENOVESE
                                       ----------------------------
                                       Anthony G. Genovese, Chief Technology
                                       Officer and Director

                                  Exhibit 4.2

NEITHER THIS OPTION NOR THE SECURITIES INTO WHICH THIS OPTION IS EXERCISABLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN
AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS THEREUNDER AND IN COMPLIANCE WITH APPLICABLE STATE SECURITIES OR BLUE SKY LAWS.

                                                          Date of Grant:________


                        INTERNATIONAL DISPLAYWORKS, INC.
                       NONQUALIFIED STOCK OPTION AGREEMENT


     THIS AGREEMENT is made by and between International DisplayWorks, Inc., a Delaware corporation (the "Company") and ________________ ("Optionee"), as of _______________ ___, 200__.

     In consideration of the mutual covenants contained herein and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows:

1. Grant of Option. The Company hereby grants to the Optionee, in the manner and subject to the conditions hereinafter provided, the right, privilege and option to purchase (the "Option") an aggregate of __________________ shares of the Company's Common Stock, no par value, (the "Shares").

2. Term of Option. Subject to the terms, conditions, and restrictions set forth herein, the term of this Option shall be Five (5) years from the date of grant (the "Expiration Date"). Any portion of this Option not exercised prior to the Expiration Date shall thereupon become null and void.

3. Exercise of Option.

3.1. Vesting of Option. This Option shall become exercisable as follows:

            Number of Shares                     Vesting Date
            _________________                    ___________________
            _________________                    ___________________
            _________________                    ___________________

Each of the foregoing dates shall be referred to as a "Vesting Date" for that portion of this Option vested on such date ("Vested Portion").

     All or any portion of the shares underlying a Vested Portion of this Option may be purchased during the term of this Option, but not as to less than 1,000 shares (unless the remaining shares then constituting the Vested Portion of this Option is less than 1,000 shares) at any time.

     3.2. Manner of Exercise. The Vested Portion of this Option may be exercised from time to time, in whole or in part, by presentation of a Request to Exercise Form, substantially in the form attached hereto, to the Company at its principal office, which Form must be duly executed by Optionee and accompanied by payment, in cash, cash equivalent or form of obligation acceptable to the Company, in the aggregate amount of the Exercise Price (as defined below), multiplied by the number of Shares the Optionee is purchasing at such time, subject to reduction for withholding for tax obligations as provided in Section 13.

     Upon receipt and acceptance by the Company of such Request to Exercise Form accompanied by the payment specified, the Optionee shall be deemed to be the record owner of the Shares purchased, notwithstanding that the stock transfer books of the Company may then be closed or that certificates representing the Shares purchased under this Option may not then be actually delivered to the Optionee.

     3.3. Exercise Price. The exercise price (the "Exercise Price") payable upon exercise of this Option shall be $_______ per share.

4. Exercise After Certain Events.

     4.1. Termination of Directorship. If for any reason other than death, an Optionee ceases to be a director of the Company, or a Subsidiary, Options held at the date of such termination (to the extent then exercisable) may be exercised, in whole or in part, at any time before the expiration date of the Option.

     4.2. Death. If an Optionee dies while acting as an director of the Company, or a Subsidiary, (or, if the Optionee dies within the period that the Option remains exercisable after termination of affiliation), Options then held (to the extent then exercisable) may be exercised by the person to whom the Option is transferred by will or the laws of descent and distribution, in whole or in part, at any time within one (1) year after the death (but in no event after the expiration date of the Option).

5. Restrictions on Transfer of Option. Except as otherwise provided below, this Option shall not be transferable other than by will or by the laws of descent and distribution, and during the lifetime of the Optionee, only the Optionee, his or her guardian or legal representative or authorized assignee may exercise the Option. The Optionee may designate a beneficiary to exercise his or her Options after the Optionee's death. The Company may provide for transfer of the Option, with or without payment of consideration, to: (i) the following family members of the Optionee, including adoptive relationships: a child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, sister-in-law, niece, nephew, former spouse (whether by gift or pursuant to a domestic relations order); (ii) any person sharing the employee's household (other than a tenant or employee); (iii) a family controlled or nonfamily controlled partnership, corporation, limited liability company, or trust; or (iv) a foundation in which family members (as described above) control the management of assets. The assigned portion may only be exercised by the person or persons who acquire a proprietary interest in the option pursuant to the assignment. The terms applicable to the assigned portion shall be the same as those in effect for the option immediately prior to such assignment and shall be set forth in such documents issued to the assignee as the Company may deem appropriate.

6. Adjustment for Changes in Capitalization. The existence of this Option shall not affect the Company's right to effect adjustments, recapitalizations, reorganizations or other changes in its or any other corporation's capital structure or business, any merger or consolidation, any issuance of bonds, debentures, preferred or prior preference stock ahead of or affecting the
Shares, the dissolution or liquidation of the Company's or any other corporation's assets or business or any other corporate act whether similar to the events described above or otherwise. If the outstanding shares of the Company's Common Stock are increased or decreased in number or changed into or exchanged for a different number or kind of securities of the Company or any other corporation by reason of a recapitalization, reclassification, stock split, reverse stock split, combination of shares, stock dividend or other similar event, an appropriate adjustment of the number and kind of securities with respect to which this Option may be exercised and the exercise price at which this Option may be exercised will be made.

7. Dissolution, Liquidation, Merger.

     7.1. Company Not The Survivor. In the event of a dissolution or liquidation of the Company, a merger, consolidation, combination or reorganization in which the Company is not the surviving corporation, or a sale of substantially all of the assets of the Company (as determined in the sole discretion of the Board of Directors), the Administrator, in its absolute discretion, may cancel each outstanding Option upon payment in cash to the Optionee of the amount by which any cash and the fair market value of any other property which the Optionee would have received as consideration for the shares of Stock covered by the Option if the Option had been exercised before such liquidation, dissolution, merger, consolidation or sale exceeds the exercise price of the Option.

     7.2. Company is the Survivor. In the event of a merger, consolidation, combination or reorganization in which the Company is the surviving corporation, the Board of Directors shall determine the appropriate adjustment of the number and kind of securities with respect to which outstanding Options may be exercised, and the exercise price at which outstanding Options may be exercised. The Board of Directors shall determine, in its sole and absolute discretion, when the Company shall be deemed to survive for purposes of this Plan.

8. Reservation of Shares. The Company agrees that prior to the earlier of the expiration of this Option or the exercise and purchase of the total number of Shares represented by this Option, there shall be reserved for issuance and delivery upon exercise of this Option such number of the Company's authorized and unissued Shares as shall be necessary to satisfy the terms and conditions of this Agreement. However, see Section 15 with respect to the Company's obligation to comply with the securities laws.

9. No Rights as Stockholder. The Optionee shall have no rights as a stockholder with respect to any Shares covered by this Option unless the Optionee shall have exercised this Option, and then only with respect to the shares underlying the portion of the Option exercised. The Optionee shall have no right to vote any Shares, or to receive distributions of dividends or any assets or proceeds from the sale of Company assets upon liquidation until Optionee has effectively exercised this Option and fully paid for such Shares. Subject to Section 6, no adjustment shall be made for dividends or other rights for which the record date is prior to the date title to the Shares has been acquired by the Optionee.

10. No Rights to Employment/Directorship or Continued Employment/Directorship. The grant of this Option shall in no way be construed so as to confer on

Optionee the rights to employment/directorship or continued employment/directorship by the Company. Nothing in the Directors' Plan or hereunder shall confer upon any Optionee any right to employment/directorship or to continue in the affiliation of the Company or a Subsidiary, or to interfere with or restrict in any way the rights of the Company or its Subsidiaries, which are hereby expressly reserved, to terminate or discharge any Optionee at any time for any reason whatsoever, with or without cause.

11. Suspension and Termination. In the event the Board or the Administrator reasonably believes that the Optionee has committed an act of misconduct specified below, the Administrator may suspend the Optionee's right to exercise any Option pending final determination by the Board or the Administrator, which final determination shall be made within five (5) business days of such suspension. If the Administrator determines that an Optionee has committed an act of embezzlement, fraud, breach of fiduciary duty or deliberate disregard of the Company rules resulting in loss, damage or injury to the Company, or if an Optionee makes an unauthorized disclosure of any Company trade secret or confidential information, engages in any conduct constituting unfair competition, induces any Company customer to breach a contract with the Company or induces any principal for whom the Company acts as agent to terminate such agency relation-ship, neither the Optionee nor his or her estate shall be entitled to exercise any Option hereunder. In making such determination, the Board or the Administrator shall act fairly and in good faith and shall give the Optionee an opportunity to appear and present evidence on the Optionee's behalf.

12. Participation in Other Option Plans. The grant of this Option shall not prevent Optionee from participating or being granted other options in the same or other plan(s) provided, however, that the Optionee meets the eligibility requirements, and such participation or grant does not prevent the other plan(s) from meeting the requirements of the Internal Revenue Code of 1986, as amended.

13. Payment of Taxes. Unless the Administrator of the Directors' Plan permits otherwise, the Optionee shall pay the Company in cash all local, state and federal withholding taxes applicable, in the Administrator's absolute discretion, to the grant or exercise of this Option, or the transfer or other disposition of Shares acquired upon exercise of this Option. Any such payment must be made promptly when the amount of such obligation becomes determinable. The Administrator may, in lieu of such cash payment, withhold that number of Shares sufficient to satisfy such withholding.

14. Issue and Transfer Tax. The Company will pay all issuance taxes, if any, attributable to the initial issuance of Shares upon the exercise of the Option; provided, however, that the Company shall not be required to pay any tax or taxes which may be payable in respect of any transfer involved in the issue or delivery of any certificates for Shares in a name other than that of the Optionee.

15. Compliance with Securities Laws. The Company shall not be obligated to issue any Shares upon exercise of this Option unless such Shares are at that time effectively registered or exempt from registration under the federal securities laws and the offer and sale of the Shares are otherwise in compliance with all applicable securities laws. The Company intends to register the Shares under the federal securities laws and to take whatever other steps may be necessary to enable the Shares to be offered and sold under federal or other securities laws. Upon exercising all or any portion of this Option, an Optionee may be required to furnish representations or undertakings deemed appropriate by the Company to enable the offer and sale of the Shares or subsequent transfers of any interest in such Shares to comply with applicable securities laws. Evidences of ownership of Shares acquired upon exercise of this Option shall bear any legend required by, or useful for purposes of compliance with, applicable securities laws, the Directors' Plan or this Agreement.

     15.1. SEC Holding Requirements. To the extent required by Rule 16b-3, as promulgated under Section 16(b) of the Securities Exchange Act of 1934, as amended, all Optionees who are officers or directors of the Company shall not be entitled to transfer any shares of Common Stock that they receive from the exercise of the Options granted hereunder for a period of six (6) months from the date that such Options were granted. Any stock issued upon conversion during the initial six (6) month period shall be appropriately legended with respect to this restriction.

16. Arbitration. Any controversy, dispute or claim arising out of or relating to this Option which cannot be amicably settled including, but not limited to, the suspension or termination of Optionee's right in accordance with Section 11 above, shall be settled by arbitration conducted in Sacramento County or such other mutually agreed upon location. Said arbitration shall be conducted in accordance with the Commercial Arbitration Rules of the American Arbitration Association at a time and place within the above-referenced location as selected by the arbitrator(s).

     16.1. Initiation of Arbitration. After seven (7) days prior written notice to the other, either party hereto may formally initiate arbitration under this Agreement by filing a written request therefor, and paying the appropriate filing fees, if any.

     16.2. Hearing and Determination Dates. The hearing before the arbitrator shall occur within thirty (30) days from the date the matter is submitted to arbitration. Further, a determination by the arbitrator shall be made within forty-five (45) days from the date the matter is submitted to arbitration. Thereafter, the arbitrator shall have fifteen (15) days to provide the parties with his or her decision in writing. However, any failure to meet the deadlines in this section will not affect the validity of any decision or award.

     16.3. Binding Nature of Decision. The decision of the arbitrator shall be binding on the parties. Judgment thereon shall be entered in a court of competent jurisdiction.

     16.4. Injunctive Actions. Nothing herein contained shall bar the right of either party to seek to obtain injunctive relief or other provisional remedies against threatened or actual conduct that will cause loss or damages under the usual equity rules including the applicable rules for obtaining preliminary injunctions and other provisional remedies.

     16.5. Costs. The cost of arbitration, including the fees of the arbitrator, shall initially be borne equally by the parties; provided, the prevailing party shall be entitled to recover such costs, in addition to attorneys' fees and other costs, in accordance with Section 19 of this Agreement.

17. Notices. All notices to be given by either party to the other shall be in writing and may be transmitted by personal delivery, facsimile transmission, overnight courier or mail, registered or certified, postage prepaid with return receipt requested; provided, however, that notices of change of address or telex or facsimile number shall be effective only upon actual receipt by the other party. Notices shall be delivered at the following addresses, unless changed as provided for herein.

     To the Optionee:  ________________________
                       ________________________
                       ________________________
                       Fax: (____) ____________


     To the Company:   International DisplayWorks, Inc.
                       599 Menlo Drive, Suite 200
                       Rocklin, California 95765
                       Fax: (916) 415-0645
                       Attn: Chief Financial Officer

18. Applicable Law. This Option and the relationship of the parties in connection with its subject matter shall be governed by, and construed under, the laws of the State of Delaware.

19. Attorneys Fees. In the event of any litigation, arbitration, or other proceeding arising out of this Option the prevailing party shall be entitled to an award of costs, including an award of reasonable attorneys' fees. Any judgment, order, or award entered in any such proceeding shall designate a specific sum as such an award of attorney's fees and costs incurred. This attorneys' fee provision is intended to be severable from the other provisions of this Agreement, shall survive any judgment or order entered in any proceeding and shall not be deemed merged into any such judgment or order, so that such further fees and costs as may be incurred in the enforcement of an award or judgment or in defending it on appeal shall likewise be recoverable by further order of a court or panel or in a separate action as may be appropriate.

20. Governmental Compliance. The Option granted hereby shall be subject to the requirement that, if at any time the Company shall determine, in its sole discretion, that the listing upon any securities exchange or the registration or qualification under any state or federal securities laws of the Common Stock covered thereby or the consent or approval of any governmental or regulatory agency is necessary or desirable as a condition of, or in connection with, the granting of such Option or the issuance or purchase of the Common Stock thereunder, no such Option may be exercised, in whole or in part, unless such listing, registration, qualification, consent, or approval shall have been effected or obtained free of any conditions not acceptable to the Company.

21. Binding Effect. This Agreement shall inure to the benefit of, and be binding upon, the parties hereto and their respective heirs, executors, and successors.

22. Counterparts. This Option may be executed in one or more counterparts, each of which when taken together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, this Option Agreement has been executed as of the ____ day of _____________, 2000_, at Rocklin, California.


THE COMPANY:                              INTERNATIONAL DISPLAYWORKS, INC.




                                          By: __________________________________
                                              _________________________,
                                              Chief Executive Officer or
                                              Chief Financial Officer

                            REQUEST TO EXERCISE FORM



                                                           Dated:______________



     The undersigned hereby irrevocably elects to exercise all or part, as specified below, of the Vested Portion of the option granted to him or her pursuant to a certain stock option agreement effective _____________________, between the undersigned and International DisplayWorks, Inc. (the "Company") to purchase an aggregate of ________ shares of the Company's Common Stock, no par value (the "Shares").

     The undersigned hereby tenders cash, cash equivalent or a promissory note in a form acceptable by the Company in the amount of $________ per share multiplied by __________, the number of Shares he or she is purchasing at this time, for a total of $_____________, which constitutes full payment of the total Exercise Price thereof.


                                    INSTRUCTIONS FOR REGISTRATION OF SHARES
                                    IN COMPANY'S TRANSFER BOOKS



                               Name:____________________________________
                                    (Please typewrite or print in block letters)

                            Address:____________________________________

                                    ____________________________________

                          Signature:____________________________________


Accepted by International DisplayWorks, Inc.:


By:      ____________________________

         ____________________________
         Name

         ____________________________
         Title

                                  Exhibit 5.1

DAVID C. ADAMS
e-mail:  dadams@barteleng.com

                                 April 26, 2002



Via U.S. Mail

Board of Directors
International DisplayWorks, Inc.
599 Menlo Drive, Suite 200
Rocklin, California  95765

     Re:  Common Stock of International DisplayWorks, Inc.
          ------------------------------------------------

Dear Gentlemen:

     We have acted as counsel to International DisplayWorks, Inc., a Delaware corporation (the "Company"), in connection with the registration of 1,117,800 shares of the Company's Common Stock (the "Shares") under the Securities Act of 1933, as amended (the "Securities Act"), which will be offered under options pursuant to the Company's 2000 Employee Equity Incentive Plan and Stock Option Agreements (the "Plans"), all further described in the Company's registration statement on Form S-8 filed under the Securities Act (the "Registration Statement").

     For the purpose of rendering this opinion, we examined originals or copies of such documents as we deemed to be relevant. In conducting our examination, we assumed without investigation, the genuineness of all signatures, the correctness of all certificates, the authenticity of all documents submitted to us as originals, the conformity to all original documents of all documents submitted as certified or photostatic copies, and the authenticity of the originals of such copies, and the accuracy and completeness of all records made available to us by the Company. In addition, in rendering this opinion, we assume that the Shares will be offered in the manner and on the terms identified or referred to in the Registration Statement, including all amendments thereto.

     Our opinion is limited solely to matters set forth herein. We express no opinion as to the law of any other jurisdiction other than the laws of the State of California and the laws of the United States.

     Based upon the foregoing, after giving due regard to such issues of law as we deemed relevant, and assuming that (i) the Registration Statement becomes and remains effective, and the Prospectus, which is a part of the Registration Statement (the "Prospectus"), and the Prospectus delivery requirements with

April 26, 2002
Page 2

respect thereto, fulfill all of the requirements of the Securities Act, throughout all periods relevant to the opinion, (ii) all offers and sales of the Shares will be made in compliance with the securities laws of the states having jurisdiction thereof, and (iii) the Company receives, to the extent applicable, the considerations set forth under the Plans and the Stock Agreements, we are of the opinion that the Shares to be issued under the Plans and the Stock Agreements will be legally issued, fully paid and non-assessable.

     We hereby consent in writing to the use of our opinion as an exhibit to the Registration Statement and any amendment thereto. By giving such consent, we do not thereby admit that we come within the category of persons where consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission.

                                   Sincerely,


                                   /S/ BARTEL ENG & SCHRODER

                                   BARTEL ENG & SCHRODER

SMD/llp

                                  EXHIBIT 23.2


                CONSENT OF PERRY-SMITH LLP, INDEPENDENT AUDITORS

     We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the International DisplayWorks, Inc.'s 2000 Employee Equity Incentive Plan and Stock Option Agreements as of our report dated January 23, 2002 with respect to the financial statements and schedule of International DisplayWorks, Inc. included in its Annual Report (Form 10-K and 10-K/A) for the year ended October 31, 2002, filed with the Securities and Exchange Commission.



                                               /S/ PERRY-SMITH LLP

Sacramento, California
April 26, 2002